PAUL D. PATE                                         Statement of Change
Secretary of State                                   of Registered Office or
State of Iowa                                        Registered Agent or Both
- -------------------------------------------------------------------------------


Pursuant to the provisions of the Iowa Business Corporation Act, the Iowa Limited Liability Company Act, or the Iowa Nonprofit Corporation Act, the corporation submits the following statement to change the registered office or registered agent or both, in Iowa:

                                      PIONEER HI-BRED INTERNATIONAL, INC
1.    The name of the corporation:    PIONEER OVERSEAS CORPORATION
                                      __________________________________________


2. The address of the registered office as it currently appears on the records in this office:

      700 CAPITAL SQUARE       DES MOINES         IA                  50309
     ___________________________________________________________________________
      Street                     City           State                 Zip


3.    The address of the new registered office of the corporation:*

             SAME
     ___________________________________________________________________________
      Street                     City            State                Zip


4. The name of the registered agent as it currently appears on the records in this office:

             MICHAEL A DAVIS
     ___________________________________________________________________________


5.    The name of the new registered agent for the corporation:*

             SUSAN E GRIGGS
     ___________________________________________________________________________
     *NOTE: The address of the registered office and the address of the business office of the registered agent as changed, will be identical.


6.    Signature /s/Bill DeMeulenaere
               _________________________________________________________________

     Please type or print name and title:  BILL DEMEULENAERE, ASST SECRETARY
                                          ______________________________________



            COMPLETE THIS ITEM ONLY IF REGISTERED AGENT HAS CHANGED.
  The undersigned consents to be appointed registered agent for the corporation named in this statement.

                  Name of new agent:  SUSAN E GRIGGS
                                      __________________________________________

                  Signature:/s/ SUSAN E GRIGGS
                            ____________________________________________________


The information you provide will be open for public inspection under Iowa Code, section 22.11.

           PLEASE READ INSTRUCTIONS ON REVERSE BEFORE COMPLETING

                              ARTICLES OF AMENDMENT
                       TO THE SECOND RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                       PIONEER HI-BRED INTERNATIONAL, INC.


TO:     THE SECRETARY OF STATE OF THE STATE OF IOWA:


        Pursuant to the provisions of Section 490.1003 of the Iowa Business Corporation Act, Chapter 490 Iowa Code, the undersigned corporation adopts the following Articles of Amendment to its Second Restated and Amended Articles of
Incorporation:

     I. The name of the corporation is Pioneer Hi-Bred International, Inc. The effective date of its incorporation was the 7th day of May 1926. Its original name was Pioneer Hi-Bred Corn Company.

     II. The following amendment of the Second Restated and Amended Articles of Incorporation was adopted by the shareholders of the corporation on February 27, 1996 in the manner prescribed by the Iowa Business Corporation Act.

        RESOLVED, that the Second Restated and Amended Articles of Incorporation of the Company shall be amended by removing therefrom Article VII in its entirety.

     III. The only class of shares of the corporation outstanding at the time of such adoption was common stock $1 par value; and the number of shares entitled to vote thereon was 83,486,729; and the total number of votes entitled to be cast was 187,168,299, and the number of votes indisputably represented at the meeting was 137,058,680.

     IV. The number of votes for the resolution to remove Article VII was 135,513,865; and the number of votes against such resolution was 1,544,815.

        Dated this 4th day of March, 1996.


                       PIONEER HI-BRED INTERNATIONAL, INC.


                             BY: ___________________________________
                                    CHARLES S. JOHNSON
                                    PRESIDENT & CEO


                             BY: ___________________________________
                                    JERRY L. CHICOINE
                                    SECRETARY


STATE OF IOWA, COUNTY OF POLK, SS:

On this 4th day of March, 1996, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Charles S. Johnson and Jerry L. Chicoine, to me personally known, who, being by me duly sworn, did say that they are the President and Chief Executive Officer and Secretary, respectively, of said corporation executing the within and foregoing instrument, that the seal affixed thereto is the seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; that the said President and chief Executive Officer and Secretary as such officers acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, and that by them voluntarily executed.

                                    _____________________________
                                    NOTARY PUBLIC IN AND FOR
                                    THE STATE OF IOWA

STATE OF IOWA)
                   ss:
COUNTY OF POLK)




Elaine Baxter                                         Statement of Change
Secretary of State                                   of Registered Office or
State of Iowa                                        Registered Agent or Both
________________________________________________________________________________


Pursuant to the provisions of the Iowa Business Corporation Act, the Iowa Limited Liability Company Act, or the Iowa Nonprofit Corporation Act, the corporation submits the following statement to change the registered office or registered agent or both, in Iowa:

                                      PIONEER HI-BRED INTERNATIONAL, INC
1.    The name of the corporation:    PIONEER OVERSEAS CORPORATION
                                    ____________________________________________


2. The address of the registered office as it currently appears on the records in this office:

        700 CAPITAL SQUARE            DES MOINES        IA             50309
      __________________________________________________________________________
      Street                             City          State            Zip


3.    The address of the new registered office of the corporation:*

                SAME
      __________________________________________________________________________
      Street                             City          State            Zip


4. The name of the registered agent as it currently appears on the records in this office:

               JOHN D HINTZE
      __________________________________________________________________________


5.    The name of the new registered agent for the corporation:*

               MICHAEL A DAVIS
      __________________________________________________________________________

     *NOTE: The address of the registered office and the address of the business office of the registered agent as changed, will be identical.


6.    Signature /s/  MICHAEL A. DAVIS
                ________________________________________________________________

     Please type or print name and title  MICHAEL A. DAVIS ASST SECRETARY
                                          ______________________________________



           COMPLETE THIS ITEM ONLY IF REGISTERED AGENT HAS CHANGED.
  The undersigned consents to be appointed registered agent for the corporation named in this statement.

                  Name of new agent:  MICHAEL A DAVIS
                                     ___________________________________________

                  Signature: /s/ MICHAEL A DAVIS
                            ____________________________________________________


The information you provide will be open for public inspection under Iowa Code, section 22.11.


              PLEASE READ INSTRUCTIONS ON REVERSE BEFORE COMPLETING

                                 SECOND RESTATED AND AMENDED
                                 ARTICLES OF INCORPORATION OF
                             PIONEER HI-BRED INTERNATIONAL, INC.


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 490.1007 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa, the undersigned Corporation adopts the following Second Restated and Amended Articles of Incorporation

                                          ARTICLE I

     The name of the corporation shall be PIONEER HI-BRED INTERNATIONAL, INC., and its principal place of business shall be in the City of Des Moines, Polk County, Iowa.

                                          ARTICLE II

     The duration of the Corporation's existence hereunder is perpetual.

                                         ARTICLE III

     The purpose or purposes for which the Corporation is organized are: This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under Chapter 490 of the Code of Iowa.

                                          ARTICLE IV

     A. The aggregate amount of authorized capital stock of this Corporation shall be $l50,000,000 divided into (i) 150,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share, and (ii) 10,000,000 shares, consisting of one class designated as serial preferred without par value.

     B. 1. Each outstanding share of common stock shall entitle the holder thereof to five votes on each matter properly submitted to the holders of shares of common stock for their vote, consent, waiver, release or other action; except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of common stock with respect to which there has been a change in beneficial ownership during the thirty-six (36) months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any such action.

           2. A change in beneficial ownership of an outstanding share of common stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive any distributions, including cash dividends, in respect of such share.

           a. In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph B, a change in beneficial ownership shall be deemed to have occurred whenever a share of common stock is transferred of record into the name of any other person.

           b. In the case of a share of common stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to such procedures that there has been no change in the person or persons who direct the exercise of the rights referred to in clauses 2(i) through 2(iv) of this paragraph with respect to such share of common stock during the period of thirty-six months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action (or since November 14, 1985 for any period ending on or before November 14, 1988), then a change in beneficial ownership shall be deemed to have occurred during such period.

           c. In the case of a share of common stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

           3. Notwithstanding anything in this paragraph B to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

           a. any event that occurred prior to November 14, 1985 or pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of common stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence on such date to which any holder of shares of common stock is a party;

           b. any transfer of any interest in shares of common stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this Article IV;

           c. any change in the beneficiary of any trust, or any distribution of a share of common stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

           d. any appointment of a successor trustee, agent, guardian or custodian with respect to a share of common stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of common stock without further instructions from others, whose identities remain unchanged;

           e. any change in the person to whom dividends or other distributions in respect to a share of common stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order; or

           f. except as provided in subparagraph (5) of this paragraph B, any issuance of a share of common stock by the Corporation or any transfer by the Corporation of a share of common stock held in treasury, (i.e., the person acquiring the share shall be deemed on the date of issuance or transfer by the Corporation to have continuously beneficially owned such share for thirty-six
(36) months), unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer.

           4. For purposes of this paragraph B, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the common stock.

           5. In the event of any stock split or stock dividend with respect to the common stock, each share of common stock acquired by reason of such split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of common stock, with respect to which such share of common stock was distributed, was acquired.

           6. Each share of common stock, whether at any particular time the holder thereof is entitled to exercise five votes for one, shall be identical to all other shares of common stock in all other respects, and together all of the common shares shall constitute a single class of shares of the Corporation.

           7. Notwithstanding any provision in this paragraph B to the contrary, if at any time the common stock will be ineligible for inclusion on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (or such other similar automated quotation system as may exist at the time) so long as some but not all shares of common stock have five votes per share, then, upon a determination by the Board of Directors that the provisions of this paragraph B no longer are in the best interests of the shareholders, and without any shareholder action, each outstanding share of common stock shall entitle the holder thereof to one vote on each matter properly submitted thereafter to the holders of common stock for their vote, consent, waiver, release or other action.

     C. The preferences, voting rights, if any, limitations and relative right of the serial preferred stock are as follows:

           1. The holders of the preferred stock shall be entitled to receive dividends when and as declared by the Board of Directors at such rate as shall be fixed by resolution of the Board of Directors as hereafter provided, which dividends shall be cumulative, before any dividends shall be paid or set apart for payment on the common stock. The holders of the preferred stock shall have no rights to share in any dividend or distribution of profits or assets of the Corporation, whether in the form of cash, stock dividend or otherwise, except to the extent specifically provided herein or in said resolutions of the Board of Directors.

           2. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the preferred stock shall be entitled to be paid such amounts as shall be fixed by resolution of the Board of Directors, as hereafter provided, before any amount shall be paid on the common stock. After the payment to the holders of the preferred stock of all such amounts to which they are entitled pursuant to said resolutions of the Board of Directors, the remaining assets and funds of the Corporation shall be divided and paid to the holders of common stock. Neither the consolidation nor the merger of the
Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this subparagraph (2).

           3. The preferred stock shall be subject to redemption in whole or in part at such price and at such time and place and in such manner as the Board of Directors shall determine.

           4. Each share of preferred stock shall be entitled to such privileges of conversion, if any, as are provided and declared by the Board of Directors at such time as the issue of which it is a part is established by the Board of Directors.

   The preferred stock may be issued from time to time in series. Authority is hereby expressly granted to the Board of Directors to authorize one or more series of preferred stock and to fix the number of shares to constitute such series and distinctive designations thereof and, with respect to each series of preferred stock, to fix by resolution or resolutions providing for the issuance of such series such variations in respect thereof as may be determined by the Board of Directors. All shares of every series of preferred stock shall be alike in every particular, and all series of preferred stock hereafter created shall rank equally and be identical in all respects, except as to the following rights and preferences which may constitute variations as between different series of preferred stock:

     a.  The rate of the dividend on the shares of such series;

     b. The price at, and the terms and conditions upon which shares may be redeemed;

     c.  The amount payable upon shares in the event of involuntary liquidation;

     d.  The amount payable upon shares in the event  of voluntary  liquidation;

     e.  Sinking fund provisions for the redemption or purchase of shares;

     f. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

     g. Voting rights, if any.

D. The holder of any share of such common or serial preferred stock shall have no preemptive rights to acquire any additional shares of the Corporation or to acquire any treasury stock of the Corporation.

                                          ARTICLE V

     The address of the registered office of the Corporation is 700 Capital Square, 400 Locust St., Des Moines, Polk County, Iowa, and the name of its registered agent at such address is John D. Hintze.

                                          ARTICLE VI

     A. The number of directors of the Corporation shall be not less than twelve
(12) and not greater than sixteen (16), and, effective as of the annual meeting of shareholders in 1982, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of directors of one class shall extend to each annual meeting of shareholders and in all cases as to each director, until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall extend to the annual meeting of shareholders in 1983, that of Class II shall extend to the annual meeting in 1984, and that of Class III shall extend to the annual meeting in 1985, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors of the class whose term extends to the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above. Vacancies in the Board of Directors or new directorships created by an increase in the number of directors shall be filled by majority vote of the remaining members of the Board and the person filling such vacancy or newly-created directorship shall serve out the remainder of the term for the vacated directorship or, in the case of a new directorship, the term designated for the class of directors of which that directorship is a part.

     B. The shareholders may at any time at a meeting expressly called for that purpose remove any or all of the directors, for cause, by a vote of two-thirds of the shares then entitled to vote at an election of directors. For purposes of this Article, removal "for cause" shall mean that the director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or that the director to be removed has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

     C. This Article VI may not be amended, altered or repealed without the approval of two-thirds of the shares entitled to vote at the time such amendment, alteration or repeal is proposed.

                                         ARTICLE VII

     Each director and officer and each former director and officer of this Corporation and each person who may serve at its request as a director or officer of another corporation in which this Corporation or a subsidiary of this Corporation owns shares of capital stock, or of which it is a creditor, shall be indemnified by this Corporation against all costs and expenses reasonably incurred by him in connection with any action, suit or proceeding in which he is or may be involved by reason of his being, or having been, a director or officer of this Corporation or of such other corporation (whether or not he is a director or officer at the time of incurring such costs and expenses), except with respect to matters as to which he shall be adjudged in any such action, suit or proceeding to be liable by reason of his negligence, fraud or other civil or criminal misconduct in the performance of his duties. In the case of the settlement of any such action, suit or proceeding, he shall be indemnified by this Corporation against the costs and expenses (including any amount paid in settlement to this Corporation or to such other corporation or otherwise) reasonably incurred by him in connection with such action, suit or proceeding (whether or not he is a director or officer at the time of incurring such costs and expenses) if, and only if, the holders of a majority of capital stock of the Corporation represented at any annual meeting or special meeting of such shareholders shall vote to approve such settlement and the reimbursement of such director or officer of such costs or expenses.

     The foregoing rights of indemnification shall apply to the heirs, executors and administrators of any such director or officer, or former director or officer or person and shall not be exclusive of other rights to which any such director or officer or former director or officer or persons (or his heirs, executors or administrators) may be entitled as a matter of law.

                                         ARTICLE VIII

     The Board of Directors of this Corporation shall have the power to adopt a corporate seal which shall be the corporate seal of this Corporation.

                                          ARTICLE IX

     The private property of the shareholders of this Corporation shall at all times be exempt from liability of corporate debts of any kind and this Article shall not be amended or repealed.

                                          ARTICLE X

     In the event that any shareholder shall become indebted to the Corporation, the Corporation shall have a lien upon any shares of stock in this Corporation owned by such shareholder for the full amount of such indebtedness.

                                          ARTICLE XI

     Stock in this Corporation shall be transferred only by assignment upon the books of the Corporation, subject to and in accordance with such restrictions as may be provided in the by-laws of this Corporation.

                                         ARTICLE XII

     To the fullest extent permitted by the Iowa Business Corporation Act as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stock-holders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this
ARTICLE XII by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.

     The above Second Restated and Amended Articles of Incorporation do not contain an amendment requiring the approval of the Corporation's shareholders, and were unanimously adopted by the Corporation's Board of Directors on December 11, 1990.

Dated December 11, 1990

                                   PIONEER HI-BRED INTERNATIONAL, INC.


                                   ----------------------------------
                                   By: Jerry L. Chicoine
                                   Title: Senior Vice President, CFO
                                           and Secretary



On this 11th day of December, 1990, before me, a notary public in and for the State of Iowa, personally appeared Jerry L. Chicoine, to me personally known, who being by me duly sworn do say that he is the Senior Vice President, CFO and Secretary, respectively of said corporation, that the corporate seal has been affixed to this document and that said Second Restated and Amended Articles of Incorporation were signed on behalf of said corporation by authority of its Board of Directors and the said Jerry L. Chicoine acknowledges the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

                                    -----------------------------------------
                                    By:  Jane B. Forbes
                                    Notary Public in and for the State of Iowa